==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                     TO
                                  FORM 8-K
                                     ON
                                 FORM 8-K/A


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 25, 2000






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000

==============================================================================

Item 2.  Acquisition or Disposition of Assets

     On February 25, 2000, Newfield Exploration Company (the "Company") acquired interests in three producing gas fields in South Texas (the "Acquired Interests") from Headington Oil Company, L.P. for a cash purchase price of $141.4 million. The effective date of the transaction is January 1, 2000.

     The acquired properties are located in Hidalgo, Brooks and Kenedy Counties. About 90% of the acquired proved reserves are natural gas. The three fields are currently producing about 75 million cubic feet equivalent per day ("MMcfe/d") gross, or 35 MMcfe/d net to the Company. The Company will operate two of the three fields.

     The properties currently have relatively low unit of production lease operating expenses, less than $0.20 per thousand cubic feet equivalent of gas, including production taxes. The Company has identified drilling opportunities on the acquired acreage and expects to drill 10-12 wells over the next 24 months.

     The Company expects the acquisition to add about 10 billion cubic feet equivalent ("Bcfe") to production volumes for 2000, bringing estimated production for the year to about 139 Bcfe, an increase of more than 20 percent over 1999.

     The acquisition was funded with working capital and borrowings under the Company's revolving credit facility. The Company estimates its remaining borrowing capacity at about $90 million.

     Certain of the statements set forth in this Report regarding planned drilling activities and estimated production volumes are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual activities and production volumes may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of good and services, the availability of drilling rigs and other support services and the availability of capital resources. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

         See "Index to Financial Statements - Financial Statements of the Acquired Properties" on page F-1.

(b)   Pro Forma Financial Information.

         See "Index to Financial Statements - Unaudited Pro Forma Combined Financial Statements" on page F-1.

(c)   Exhibits.

         None.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY




Date: May 5, 2000                 By: /s/ Terry W. Rathert
                                     -----------------------------------
                                      Terry W. Rathert
                                      Vice President, Chief Financial
                                      Officer and Secretary
                                      (Authorized Officer and Principal
                                       Financial Officer)

                         INDEX TO FINANCIAL STATEMENTS

Financial Statements of the Acquired Properties:

                                                                        Page
                                                                        ----

   Report of Independent Accountants . . . . . . . . . . . . . . . . .  F-2

   Statement of Revenues and Direct Operating Expenses of the
     Acquired Properties for the Year Ended December 31, 1999. . . . .  F-3

   Notes to the Statement of Revenues and Direct Operating Expenses. .  F-4

   Supplementary Oil and Gas Disclosures for the Acquired
     Properties (Unaudited). . . . . . . . . . . . . . . . . . . . . .  F-5

   Pro Forma Combined Financial Statements as of and for the year ended December 31, 1999 (Unaudited) . . . . . . . . . . . . . . .  F-7

   Pro Forma Combined Supplementary Oil and Gas Disclosures as of
     December 31, 1999 (Unaudited) . . . . . . . . . . . . . . . . . .  F-11

                                  F-1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Newfield Exploration Company:

We have audited the accompanying statement of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement reflects the revenues and direct operating expenses of the Acquired Properties as described in Note 2 and is not intended to be a complete presentation of the financial position, results of operations or cashflows of the Acquired Properties.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Acquired Properties as described in Note 2 for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ PRICEWATERHOUSECOOPERS

Houston, Texas
April 28, 2000

                             THE ACQUIRED PROPERTIES
              STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                            (In thousands of dollars)

                                                                    Year Ended
                                                                December 31, 1999
                                                                -----------------
Revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $29,444
Direct operating expenses . . . . . . . . . . . . . . . . . . . .     (3,998)
                                                                     -------
Excess of revenues over direct operating expenses . . . . . . . .    $25,446
                                                                     =======



 The accompanying notes are an integral part of this financial statement.

	                      THE ACQUIRED PROPERTIES
                           NOTES TO THE STATEMENT OF
                     REVENUES AND DIRECT OPERATING EXPENSES

1.  THE PROPERTIES

On February 4, 2000, Newfield Exploration Company (the "Company") entered into an agreement with Headington Oil Company, L.P. and affiliated entities ("Headington") to purchase interests in 3 producing fields located in South Texas (the "Acquired Properties"). The purchase price, subject to adjustment for production from January 1, 2000 through February 25, 2000, was approximately $142 million in cash. The transaction closed on February 25, 2000.

2.  BASIS OF PRESENTATION

The statement of revenues and direct operating expenses has been derived from Headington's historical financial records. Revenues and direct operating expenses included in the accompanying statement represent the Company's acquired interest in the Acquired Properties and are prepared on the accrual basis of accounting. During the period presented, the Acquired Properties were not accounted for as a separate division by Headington and therefore certain costs, such as depreciation, depletion and amortization, general and administrative expenses and corporate income taxes were not allocated to the individual properties. Full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. The results set forth in this financial statement may not be representative of future operations.

                            THE ACQUIRED PROPERTIES
                SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)

Oil and Gas Reserve Quantities

The following oil and gas reserve information was prepared by the Company based on studies performed by its petroleum engineering staff using information supplied by Headington. The following table presents the estimated remaining net proved and proved developed oil and gas reserves attributable to the Acquired Properties at December 31, 1999, along with a summary of changes in the quantities of net remaining proved reserves during the year.

Proved reserves are estimated quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Estimated Net Quantities of Oil and Gas Reserves Attributed to the Acquired Properties

                                              Crude Oil    Natural Gas
                                                (MBbl)        (MMcf)
                                              ---------    -----------
Proved developed and undeveloped reserves:
  January 1, 1999. . . . . . . . . . . . . . .  1,639        118,576
    Production . . . . . . . . . . . . . . . .   (191)       (13,910)
                                                -----        -------
  December 31, 1999. . . . . . . . . . . . . .  1,448        104,666
                                                =====        =======
Proved developed reserves:
  January 1, 1999. . . . . . . . . . . . . . .    937         62,783
   December 31, 1999. . . . . . . . . . . . . .   746         48,873

Standardized Measures of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following information has been developed utilizing procedures prescribed by Statement of Financial Accounting Standards No. 69 "Disclosures about Oil and Gas Producing Activities" ("FAS 69") and based on natural gas and crude oil reserve and production volumes estimated by the Company's petroleum engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Acquired Properties or their performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Acquired Properties.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations;
(2) due to future market conditions and governmental regulations, actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) a 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

                         THE ACQUIRED PROPERTIES
              SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)
                               (Continued)


Under the Standardized Measure, future cash inflows were estimated by applying year-end oil and natural gas prices to the estimated future production of period-end proved reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on year-end costs in order to arrive at net cash flow before tax. Future income tax expense has been computed by applying year-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved. Use of a 10% discount rate is required by SFAS No. 69.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves attributed to the Acquired Properties is as follows:

                                                               Year Ended
                                                            December 31, 1999
                                                            -----------------
                                                              (in thousands)
Future cash inflows. . . . . . . . . . . . . . . . . . . . .     $287,532
Less related future:
   Production costs. . . . . . . . . . . . . . . . . . . . .      (27,024)
   Development and abandonment costs . . . . . . . . . . . .      (33,483)
                                                                ---------
Future net cash flows before income taxes. . . . . . . . . .      227,025
10% annual discount for estimated timing of cash flows . . .      (76,775)
                                                                ---------
Standardized measure of discounted future net cash
flows before income taxes. . . . . . . . . . . . . . . . . .      150,250
Future income tax expense, net of 10% annual discount. . . .      (19,695)
                                                                ---------
Standardized measure of discounted future net cash flows . .    $ 130,555
                                                                =========


A summary of the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves attributed to the Acquired Properties is as follows:

                                                                 Year Ended
                                                             December 31, 1999
                                                             -----------------
                                                               (in thousands)
January 1, 1999. . . . . . . . . . . . . . . . . . . . . . .     $123,401
Revisions of previous estimates:
  Changes in prices and costs. . . . . . . . . . . . . . . .       21,319
  Accretion of discount. . . . . . . . . . . . . . . . . . .       13,924
  Sales of oil and gas, net of production costs. . . . . . .      (25,446)
  Net change in income taxes . . . . . . . . . . . . . . . .       (2,643)
                                                                 --------
Net increase . . . . . . . . . . . . . . . . . . . . . . . .        7,154
                                                                 --------
December 31, 1999. . . . . . . . . . . . . . . . . . . . . .    $ 130,555
                                                                 ========

                                  F-6

                         NEWFIELD EXPLORATION COMPANY
                 PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

The accompanying unaudited pro forma combined statement of income for the year ended December 31, 1999 includes pro forma acquisition adjustments that give effect to the acquisition of the Acquired Properties as if such acquisition had been completed on January 1, 1999. The accompanying unaudited pro forma combined balance sheet as of December 31, 1999 includes the acquisition of the Acquired Properties as if such acquisition had occurred on December 31, 1999.

The unaudited pro forma combined financial statements are based on the assumptions set forth in the notes to such statements. Such pro forma information should be read in conjunction with the Company's financial statements and related notes thereto and is not necessarily indicative of the results that actually would have occurred had the transactions been in effect on the dates or for the periods indicated, or of results that may occur in the future.

                         NEWFIELD EXPLORATION COMPANY
              PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)
               (In thousands, except share and per share data)


                                                            Year Ended December 31, 1999
                                              ---------------------------------------------------------
                                                               Pro Forma Adjustments
                                                              ------------------------
                                                                Acquired      Other
                                               Historical     Properties   Adjustments       Pro Forma
                                              -----------     ----------   -----------       ----------
Oil and gas revenues. . . . . . . . . . . . .   $281,967        $29,444 (A)                   $311,411

Operating expenses:
Lease operating . . . . . . . . . . . . . . .     47,776          3,998 (A)                     51,774
Depreciation, depletion and amortization. . .    152,644                       $16,981  (B)    169,625
General and administrative (exclusive of
  stock compensation) . . . . . . . . . . . .     14,405                                        14,405
Stock compensation. . . . . . . . . . . . . .      1,999                                         1,999
                                                 -------         ------                        -------
Total operating expenses. . . . . . . . . . .    216,824          3,998                        237,803
                                                 -------         ------                        -------
Income from operations. . . . . . . . . . . .     65,143         25,446                         73,608

Other income (expenses) . . . . . . . . . . .    (13,128)                       (6,140) (C)    (19,268)
                                                 -------                                       -------
Income before income taxes. . . . . . . . . .     52,015                                        54,340

Income tax provision. . . . . . . . . . . . .     18,811                           814  (D)     19,625
                                                 -------                                       -------
Net income. . . . . . . . . . . . . . . . . .   $ 33,204                                      $ 34,715
                                                 =======                                       =======

Basic earning per common share. . . . . . . .      $0.81                                         $0.84
                                                   =====                                         =====
Diluted earning per common share. . . . . . .      $0.79                                         $0.82
                                                   =====                                         =====

Weighted average number of shares
 outstanding for basic earnings per share . . 41,194,021                                    41,194,021
                                              ==========                                    ==========
Weighted average number of shares
 outstanding for diluted earnings per share . 42,293,865                                    42,293,865
                                              ==========                                    ==========

       The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                        NEWFIELD EXPLORATION COMPANY
                PRO FORMA COMBINED BALANCE SHEET (Unaudited)
                     (In thousands, except share data)


                                                                     December 31, 1999
                                                       -------------------------------------------
                                                                        Pro Forma
                                                         Historical    Adjustments      Pro Forma
                                                       ------------    -----------      ----------
                        ASSETS
Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . .  $   41,841      $(32,000) (E)  $    9,841
  Accounts receivable - oil and gas. . . . . . . . . .      67,744                         67,744
  Inventories. . . . . . . . . . . . . . . . . . . . .       9,962                          9,962
  Other current assets . . . . . . . . . . . . . . . .       6,382                          6,382
                                                         ---------       -------        ---------
     Total current assets. . . . . . . . . . . . . . .     125,929       (32,000)          93,929
                                                         ---------       -------        ---------
Oil and gas properties (full cost method). . . . . . .   1,210,895       142,000  (E)   1,352,895
Less - accumulated depreciation,
       depletion and amortization. . . . . . . . . . .    (566,053)                      (566,053)
                                                         ---------       -------        ---------
                                                           644,842       142,000          786,842
                                                         ---------       -------        ---------
Furniture, fixtures and equipment, net . . . . . . . .       3,369                          3,369
Other assets . . . . . . . . . . . . . . . . . . . . .       7,421                          7,421
                                                         ---------       -------        ---------
     Total assets. . . . . . . . . . . . . . . . . . .  $  781,561      $110,000       $  891,561
                                                         =========       =======        =========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities . . . . . .  $   88,670                     $   88,670
  Advances from joint owners . . . . . . . . . . . . .       2,057                          2,057
                                                         ---------                      ---------
     Total current liabilities . . . . . . . . . . . .      90,727                         90,727
                                                         ---------                      ---------
Other liabilities. . . . . . . . . . . . . . . . . . .      10,586                         10,586
Long-term debt . . . . . . . . . . . . . . . . . . . .     124,679      $110,000  (E)     234,679
Deferred taxes . . . . . . . . . . . . . . . . . . . .      36,801                         36,801
                                                         ---------       -------        ---------
     Total long-term liabilities . . . . . . . . . . .     172,066       110,000          282,066
                                                         ---------       -------        ---------
Company - obligated, mandatorily redeemable,
 convertible preferred securities of Newfield
 Financial Trust I . . . . . . . . . . . . . . . . . .     143,750                        143,750
                                                         ---------                      ---------

Commitments and contingencies

Stockholders' equity:
   Preferred stock ($0.01 par value,
     5,000,000 shares authorized; no shares issued). .        ---                            ---
   Common stock ($0.01 par value, 100,000,000
     shares authorized; 41,734,884 shares issued
     and outstanding). . . . . . . . . . . . . . . . .         417                            417
   Additional paid-in capital. . . . . . . . . . . . .     267,352                        267,352
   Unearned compensation . . . . . . . . . . . . . . .      (3,685)                        (3,685)
   Accumulated other comprehensive loss - foreign
     currency translation adjustment . . . . . . . . .        (179)                          (179)
   Retained earnings . . . . . . . . . . . . . . . . .     111,113                        111,113
                                                          --------                       --------
     Total stockholders' equity. . . . . . . . . . . .     375,018                        375,018
                                                          --------       -------         --------
     Total liabilities and stockholders' equity. . . .  $  781,561      $110,000       $  891,561
                                                          ========       =======         ========

         The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                        NEWFIELD EXPLORATION COMPANY
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)


The pro forma adjustments are described as follows:

(A) Reflects the recognition of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 1999.

(B) Reflects additional estimated depreciation, depletion and amortization attributable to the acquisition as if such acquisition had occurred on January 1, 1999. The additional depreciation, depletion and amortization was calculated on the unit-of-production method based on pro forma capitalized costs and estimated future development, dismantlement and abandonment costs and estimates of total pro forma proved reserves.

(C) Reflects increased interest expense of $8.2 million (less capitalized interest of $1.5 million for the portion of the purchase price allocated to unproved properties) as if the Company incurred borrowings of approximately $110 million under its credit facility to fund a portion of the purchase price. The applicable interest rate on the credit facility was 6.94% at December 31, 1999.

     A 1/8 percent increase in the assumed interest rate would result in an increase in total pro forma interest expense of approximately $138,000.

(D) Reflects pro forma income tax provision, assuming a 35 percent rate, based on the pro forma change in net pre-tax income.

(E) Reflects borrowings under the Company's credit facility of approximately $110 million and the application of the proceeds therefrom and the use of approximately $32 million of cash for the acquisition of interests in three producing gas fields in South Texas for total consideration of $142 million.

The consideration to be paid has not been reduced by the net cash flows from the properties for the period from January 1, 2000 to February 25, 2000, which will be treated as a reduction in the purchase price.

                         NEWFIELD EXPLORATION COMPANY
        PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)

The following pro forma estimated reserve quantities show the effect of the acquisition of the Acquired Properties:

                                                                   Acquired
                                                   Historical     Properties     Pro Forma
                                                   ----------     ----------     ---------
December 31, 1999:
Proved:
   Oil and condensate (MBbls). . . . . . . . . . .   25,770          1,448         27,218
   Gas (MMcf). . . . . . . . . . . . . . . . . . .  440,173        104,648        544,821

Proved developed:
   Oil and condensate (MBbls). . . . . . . . . . .   23,256            746         24,002
   Gas (MMcf). . . . . . . . . . . . . . . . . . .  376,820         48,873        425,693

                                  F-11

                         NEWFIELD EXPLORATION COMPANY
        PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)


The following pro forma estimated standardized measure of discounted future net cash flows shows the effect of the acquisition of the Acquired
Properties:

                                                                    Acquired
                                                   Historical      Properties     Pro Forma
                                                  -----------     -----------     ----------
                                                            (in thousands of dollars)
December 31, 1999:
Future cash inflows. . . . . . . . . . . . . . . . $1,708,520       $287,532      $1,996,052
  Less related future:
    Production costs . . . . . . . . . . . . . . .   (334,262)       (27,024)       (361,286)
    Development and abandonment costs. . . . . . .   (236,726)       (33,483)       (270,209)
                                                   ----------       --------      ----------
Future net cash flows before income taxes. . . . .  1,137,532        227,025       1,364,557
10% annual discount for estimating timing of
 cash flows. . . . . . . . . . . . . . . . . . . .   (224,239)       (76,775)       (301,014)
                                                   ----------       --------      ----------
Standardized measure of discounted future
 net cash flows before income taxes. . . . . . . .    913,293        150,250       1,063,543
Future income tax expense, net of 10% annual
 discount. . . . . . . . . . . . . . . . . . . . .   (180,774)       (19,695)       (200,469)
                                                   ----------       --------      ----------
Standardized measure of discounted future
 net cash flows. . . . . . . . . . . . . . . . . . $  732,519       $130,555      $  863,074
                                                   ==========       ========      ==========

                                  F-12